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                                                        EXHIBIT 9.1(g)

                             VOTING TRUST AGREEMENT

     VOTING TRUST AGREEMENT made and entered into as of the 1st day of October, 1996, by and between Adam Young (the "Shareholder"), and Vincent Young as trustee (the "Trustee").

     WHEREAS, the Shareholder is the owner and holder of Class B voting common stock of Young Broadcasting Inc., a corporation incorporated under the laws of the State of Delaware (the "Corporation"); and

     WHEREAS, the Shareholder deems it advisable and for the best interests of himself and the Corporation to insure continuity and stability of management of the Corporation and to protect his interests in the Corporation to enter into a voting trust; and

     WHEREAS, the Trustee has consented to act under this Agreement for the purposes herein provided;

     IT IS THEREFORE AGREED:

ARTICLE I. DEPOSIT OF STOCK AND ISSUANCE OF VOTING TRUST CERTIFICATES

     Section 1.01. The Shareholder hereby agrees to deposit with the Trustee simultaneously with the execution of this Agreement the certificates representing the number of shares of Class B voting common stock of the Corporation as set forth on Exhibit A annexed hereto. The Trustee hereby covenants and agrees that he will receive and will hold this stock, and all additional stock of the Corporation as may be transferred to him as herein provided, in trust to be held, used, transferred, and disposed of for the uses and purposes and upon the terms and conditions set forth in this Agreement.
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     Section 1.02. All stock certificates deposited by the Shareholder with the
Trustee shall be endorsed or accompanied by such instrument of transfer to enable the Trustee to transfer such certificates into his name for purposes of exercising the voting rights granted to him hereunder. The Trustee shall issue to the Shareholder Voting Trust Certificates (the "Trust Certificates") for the stock transferred by the Shareholder to the Trustee in substantially the form hereto annexed as Exhibit B.

     Section 1.03. All stock certificates transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Corporation and the Corporation shall issue new certificates therefor in the name of the Trustee. Each stock certificate issued to the Trustee shall state that it is issued pursuant to this Voting Trust Agreement, a copy of which shall be on file both at the Corporation's registered office in Delaware and with the Trustee. The Shareholder and any registered owner of a Trust Certificate shall have the right to inspect the copy of this Agreement at the Corporation's registered office in Delaware during regular business hours. The stock ledger of the Corporation shall reflect that the stock certificates issued to the Trustee are issued pursuant to this Voting Trust Agreement.

     Section 1.04. Subject to the provisions of Section 1.05 hereof, each of the Trust Certificates shall be transferable at the offices of the Corporation (or at such other office as the Trustee may designate by notice in writing sent by mail to the
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registered holders of Trust Certificates) on the books of the Trustee by the registered holder thereof, either in person or by duly authorized attorney.
Upon the transfer of the Trust Certificates, the Trustee may treat the registered holder as owner thereof for all purposes whatsoever. The Trustee shall not be required to deliver certificates evidencing shares pursuant to any provision of this Agreement to any registered holder of Trust Certificates without the surrender of such Trust Certificates by such holder.

     Section 1.05. The Shareholder agrees not to directly or indirectly sell, assign, donate or otherwise dispose of, or pledge or otherwise encumber, any of shares deposited hereunder during the term of this Agreement except in accordance with the provisions of this Section 1.05, provided that the Shareholder may transfer any or all of such shares to any other holder of Trust Certificates. If the Shareholder proposes to sell any of such shares (the "Offered Shares") to a third party (the "Proposed Purchaser") and the Proposed Purchaser shall have made a firm offer to purchase all of the Offered Shares in a bona fide arms-length transaction for fair value, then:

     (a) The Shareholder shall give written notice (the "Offer Notice") to each of the holders of Trust Certificates issued pursuant to this Agreement (the "Offerees") which shall state (i) the name and address of the Proposed Purchaser and (ii) the terms and conditions of such offer (including without limitation the form and amount of, and the time of receipt of, consideration) (the "Third Party Terms"). The Offer Notice shall constitute an
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offer to sell all of the Offered Shares to the Offerees upon the Third Party
Terms.

     (b) The Offerees shall have 15 days after the giving of the Offer Notice within which to accept the offer contained therein by giving notice to such effect to the Shareholder. If the Offerees, whether acting individually or as a group, accept such offer, then the Shareholder shall sell to such Offerees and such Offerees shall purchase from the Shareholder, upon the Third Party Terms, all of the Offered Shares. If the Offerees do not accept such offer, the Shareholder may, within 30 days after the giving of the Offer Notice, sell all, but not less than all, of the Offered Shares to the Proposed Purchaser upon the Third Party Terms. If the Shareholder shall not so sell the Offered Shares to the Proposed Purchaser within such 30 day period, the Shareholder shall continue to hold the Offered Shares subject to the provisions of this Section 1.05. The restrictions of this Section 1.05 shall be fully applicable to all Trust Certificates issued pursuant to this Agreement and the holders of such Trust Certificates shall for purposes of this Section 1.05 be deemed the "Shareholder."

     Section 1.06. In case any Trust Certificate issued under this Agreement shall become mutilated, destroyed, stolen or lost, the Trustee shall issue a duplicate Trust Certificate, which shall be so marked, and the Trustee may, as a condition precedent to issuing the duplicate Trust Certificate, require the applicant to furnish satisfactory evidence of that mutilation, destruction, theft, or loss, together with reasonable indemnity satisfactory
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to the Trustee.

           ARTICLE II.  DISTRIBUTIONS, LIQUIDATION AND REORGANIZATION

     Section 2.01. Prior to the termination of this Agreement, the holder of each Trust Certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of stock of the Corporation as is called for by each Trust Certificate. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in Class B voting common stock (or in any other voting security) of the Corporation, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock (or other voting security) which are received by them on account of that dividend, and the holder of each Trust Certificate representing stock on which the stock dividend has been paid shall be entitled to receive a Trust Certificate issued under this Agreement for the number of shares and class of stock received as that dividend. Holders entitled to receive the dividends described above shall be the owners of Trust Certificates registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive those dividends.

     Section 2.02. If any dividend in respect of the stock deposited with the Trustee is paid other than in cash or in Class B voting common stock (or other voting securities) of the Corporation, then the Trust Certificates registered as such at the close of business on the day fixed by the Corporation as the
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record date to determine the holders of its stock entitled to receive that dividend shall be used to determine the distribution of the dividend to the owner of Trust Certificates. The distribution shall be made to those holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective Trust Certificates.

     Section 2.03. If the shares represented by a Trust Certificate are redeemed by the Corporation, the proceeds from this redemption shall be distributed to the registered holder of the Trust Certificate in question upon surrender of the Trust Certificate duly endorsed to the Trustee.

     Section 2.04. In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights or property to which the registered Trust Certificate holders are entitled, and shall distribute the same among the registered Trust Certificate holders in proportion to their interests, as shown by the books of the Trustee, as of the date those proceeds are received.

     Section 2.05. In case the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with that transfer the term "Corporation" for all purposes of this Agreement shall be taken to include that successor corporation, and the Trustee shall receive and hold under this Agreement any voting securities of the successor corporation received on account of the ownership,
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as Trustee hereunder, of the stock held hereunder prior to the merger, consolidation and transfer. Trust Certificates issued and outstanding under this Agreement at the time of the merger, consolidation or transfer may remain outstanding, or the Trustee may substitute for the outstanding Trust Certificates new Trust Certificates in appropriate form. The terms "stock" and "capital stock" as used in this Agreement shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the capital stock of the Corporation. Any property other than common voting stock (or other voting securities) received by the Trustee as part of the transaction will be distributed in accordance with the provisions of Sections 2.02 through 2.04.

ARTICLE III.  POWERS AND OBLIGATIONS OF THE TRUSTEE

     Section 3.01. During the term of this Agreement, the Trustee shall exercise all voting rights and powers of a shareholder of the Corporation in respect of the shares held by the Trustee hereunder. The Trustee, in his discretion, shall have the right to vote in favor of or against any action or resolution presented to the voting shareholders of the Corporation or to express consent or dissent to any action in writing without a meeting, as the Trustee shall deem appropriate, and shall not be subject to the direction of holders of the Trust Certificates.

     Section 3.02. The Trustee, individually or otherwise, may hold Class B common voting stock of the Corporation or Trust Certificates issued to him pursuant to this Agreement and, individually or as Trustee, may vote for himself as a director and/or officer of the Corporation and participate in fixing the
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amount of compensation therefor or as an employee of the Corporation; and the
Trustee, or any firm of which he is an employee, owner, director, or agent, may contract with the Corporation or be or become pecuniarily interested in any matter or transaction to which the Corporation may be a party, as fully as though he were not Trustee hereunder.

     Section 3.03. The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay the reasonable expenses and charges, and to employ and pay those agents, attorneys and counsel that the Trustee may deem necessary and proper for carrying this Agreement into effect. Any expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder.

     Section 3.04. The Trustee shall not be personally liable for any act committed or omitted to be done under this Agreement, provided that the commission or omission does not amount to willful misconduct or gross negligence, and provided also that the Trustee at all times exercises good faith in all matters relating to this Agreement.

     Section 3.05. The Trustee may vote in person or by proxy on any action required to be taken pursuant to this Agreement.

             ARTICLE IV.  RESIGNATION AND REPLACEMENT OF A TRUSTEE

     Section 4.01. The Trustee (and any successor Trustees) may at any time resign by mailing to the registered owners of Trust Certificates a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof.
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     Section 4.02.  The Trustee, while acting as Trustee, shall have the right at any time hereafter to designate a successor Trustee to succeed him effective upon the Trustee's resignation by notice in writing to the Corporation.

     Section 4.03. The rights, powers, and privileges of the Trustee named hereunder shall be possessed by each successor Trustee, with the same effect as though the successor(s) had originally been parties to this Agreement. The word "Trustee," as used in this Agreement, means the Trustee or any successor Trustees acting hereunder, and shall include both the single and the plural number. The words "he," "him" and "his" as used in this Agreement in reference to the Trustee shall mean "they," "them" and "their" respectively, when more than one Trustee is acting hereunder.

              ARTICLE V.  TERM OF THE TRUST; RIGHTS ON TERMINATION

     Section 5.01. Except to the extent otherwise provided in Section 5.02, this Agreement shall continue in effect for a period of ten (10) years from the date hereof. At any time within two years prior to the expiration of this Agreement, or at any time within two years of the expiration of any extension of this Agreement, one or more of the registered owners of Trust Certificates may, by agreement in writing, extend the duration of this Agreement for an additional period of time not to exceed ten years from the date of the extension. The extension agreement shall not affect the rights or obligations of registered owners of Trust Certificates that are not parties to the extension agreement and all of such registered owners of Trust Certificates
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shall be entitled to remove their shares from this Trust and promptly to have share certificates reissued in their names pursuant to Section 5.03.

     Section 5.02. This Agreement and any extension thereof may be terminated at any time by the Trustee. The Trustee shall promptly mail written notice of such termination to the registered owners of the Trust Certificates at the addresses appearing in the business records of the Trustee. After the date specified in such notice (which date shall be fixed by the Trustee), the Trust Certificates shall cease to have any effect, and the holders of the Trust Certificates shall have no further rights under this Agreement other than to receive certificates for shares of stock of the Corporation or other property distributable under the terms hereof upon the surrender of their respective Trust Certificates.

     Section 5.03. Following termination of this Agreement or any extension thereof, or, if a registered owner of a Trust Certificate does not elect to become a party to an extension, upon surrender of the Trust Certificates, duly endorsed in blank by the registered owner thereof, the Trustee shall, within 30 days of receipt of those Trust Certificates, deliver, or cause to be delivered to the registered owner thereof share certificates in the Corporation equal to the number of shares represented by the surrendered Trust Certificates together with all dividends or other distributions applicable to those shares held by the Trustee.
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                             ARTICLE VI.  AMENDMENT

     Section 6.01. The Trustee shall have the power to amend this Agreement consistent with the general plan from time to time, but shall have no authority to extend the term. Notice of all amendments shall be given to the registered owners of Trust Certificates and if, within a period of 15 days from the giving of the notice, registered owners of Trust Certificates holding Trust Certificates representing a majority of the aggregate number of shares represented by the Trust Certificates shall file with the Trustee written notice of their consent to the amendments, then those amendments shall become effective and shall be binding upon all parties to this Agreement, and all of them shall be finally and conclusively deemed to have assented to the amendments whether they receive actual notice or not, and this Agreement shall be modified accordingly; provided, however, that all amendments, in any event, shall require the written consent of the Trustee.

                          ARTICLE VII.  MISCELLANEOUS

     Section 7.01. Any and all notices to the registered owners of Trust Certificates herein provided for shall be in writing and may be personally delivered or shall be given by mailing the notice by first-class mail, postage prepaid, to the address of the person or corporation to whom that notice is given, as shown upon the records of the Trustee.

     Section 7.02. If any provision of the Agreement shall under any circumstances be deemed invalid or inoperative to any extent, it is agreed and understood that this invalidity shall not
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invalidate the whole Agreement, but the Agreement shall be construed as not containing the provision or provisions deemed invalid and inoperative, and the right and obligations of the parties shall be construed and enforced accordingly.

     Section 7.03. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Delaware.

     Section 7.04. During the term of this Agreement and any extension thereof, the registered owners of Trust Certificates shall retain all shareholder inspection and copying rights authorized by the law of the state of Delaware.
In the event the Corporation refuses a copy or inspection request by a registered owner of Trust Certificates on the grounds that the registered owner of Trust Certificates is not the record owner of shares, the Trustee hereby agrees to make the identical request to the Corporation.

     Section 7.05. During the term of this Agreement and any extension thereof, the registered owners of Trust Certificates shall have the rights at any time during normal business hours to inspect and copy the records of the Trustee with respect to this Agreement upon giving two business days advance written notice of the request to the Trustee.

     Section 7.06. In construing the Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.
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     Section 7.07.  This Agreement may be executed in counterparts by the
Shareholder and the Trustee.

     Section 7.08. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures and seals as of the day and year first above written.

SHAREHOLDER:                        TRUSTEE:


-------------------------------     ---------------------------------
Adam Young                          Vincent Young
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                                    EXHIBIT A
                                   ----------


                               CERTIFICATE NUMBER
NAME OF SHAREHOLDER            AND NUMBER OF SHARES
---------------------------    ----------------------
Adam Young                     CB-0037     14,087
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                                   EXHIBIT B
                                   ---------
                            VOTING TRUST CERTIFICATE
                            ------------------------


          THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO A VOTING TRUST AGREEMENT DATED AS OF OCTOBER 1, 1996.

No.  _________                _________ Class B Common Shares

          This certifies that ______________________________, or registered assign, is entitled to all the benefits arising from the deposit with the Trustee, as hereinafter defined, under the Voting Trust Agreement, as hereinafter defined, of certificates for ____ Shares of Class B Common Stock, par value $.001 each of YOUNG BROADCASTING INC. as provided in the Voting Trust Agreement and subject to the terms thereof.

          This certificate is issued, received and held under, and the rights of the holder hereof are subject to, the terms of that certain Voting Trust Agreement dated as of October 1, 1996, as the same may be amended from time to time (the "Voting Trust Agreement"), by and between Adam Young, and Vincent Young as trustee (the "Trustee"). The holder of this certificate, if not a signatory of the Voting Trust Agreement, by acceptance hereof, assents to all of the provisions of the Voting Trust Agreement and to be bound with the like effect as if such Voting Trust Agreement had been signed by him or her in person.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR THE APPLICABILITY OF AN EXEMPTION THEREFROM.

          This certificate shall not be valid for any purpose until duly signed by the Trustee.

          IN WITNESS WHEREOF, the Trustee has signed this certificate on
______________________.

                          TRUSTEE:

                          -----------------------------
                          Vincent Young
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                                   ASSIGNMENT
                                   ----------



        For value received ___________________________ hereby assigns the within certificate, and all rights and interests represented thereby, to _________________________ and appoints ____________________________________
attorney to transfer this certificate on the books of the Trustee mentioned therein, with full power of substitution.



        Note: The signature to this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration, enlargement or any change whatever. All endorsements, in the discretion of the Trustee, shall be guaranteed by a bank or trust company satisfactory to the Trustee.